Exhibit 3.19

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BERGER BROS COMPANY

(A Pennsylvania Business Corporation)

I. The name of the corporation is Berger Building Products, Inc.

II. The address of the corporation’s current registered office in the Commonwealth is 805 Pennsylvania Boulevard, Feasterville, PA 19053, and the county of venue is Bucks County.

III. The corporation is incorporated under the provisions of the Business Corporation Law of 1933.

IV. The corporation shall have authority to issue an aggregate of Seven Thousand (7,000) shares, all of which shares are designated Common Stock, with a par value of $100.00 per share. The board of directors shall have the full authority permitted by law to divide the authorized and unissued shares into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series.

Entity #: 33304 Date Filed: 10/28/2010 Basil L Merenda Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa. C.S.)

☒ Domestic Business Corporation (§ 1507)

☐ Foreign Business Corporation (§ 4144)

☐ Domestic Nonprofit Corporation (§ 5507)

☐ Foreign Nonprofit Corporation (§ 6144)

☐ Domestic Limited Partnership (§ 8506)

Name	CT CORP-COUNTER		Document will be returned to the name and address you enter to the left.
Address
City	State 7983695 SOPA	Zip Code
Commonwealth of Pennsylvania DOMESTIC — CHANGE OF REGISTERED OFFICE 2 Page(s)
Fee: $70			[GRAPHIC]
T1030264004

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is: Berger Building Products, Inc.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
a) Number and street	City	State	Zip	County
805 Pennsylvania Blvd. Feasterville, PA 19053				Bucks

(b) Name of Commercial Registered Office Provider				County
c/o:

3. Complete part (a) or (b): (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and street	City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o:	CT Corporation System		Bucks
Name of Commercial Registered Office Provider				County

4.               Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement of Change of Registered Office to be signed by a duly authorized officer thereof this

25th day of October, 2010. .

Berger Building Products, Inc.
Name of Corporation/Limited Partnership

/s/ R. Scott Vansant
Signature

R. Scott Vansant, VP, CFO and Secretary
Title

Entity #: 33304 Date Filed: 12/23/2010 Effective Date:12/31/2010 Basil L. Merenda Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles/Certificate of Merger

(15 Pa.C.S.)

☒ Domestic Business Corporation (§ 1926)

☐ Domestic Nonprofit Corporation (§ 5926)

☐ Limited Partnership (§ 8547)

Name	CT — COUNTER		Document will be returned to the name and address you enter to the left
Address
City	State 8031791 SOPA 15	Zip Code
Commonwealth of Pennsylvania ARTICLES OF MERGER-BUSINESS 4 Page(s)
Fee: $150 plus $40 additional for each Party in additional to two			[GRAPHIC]
T1035767113

In compliance with the requirements of the applicable provisions (relating to articles of merger or consolidation), the undersigned, desiring to effect a merger, hereby state that:

1. The name of the corporation/limited partnership surviving the merger is: Berger Building Products, Inc.

2. Check and complete one of the following:

☒       The surviving corporation/limited partnership is a domestic business/nonprofit corporation/limited partnership and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and street	City	State	Zip	County
(b) Name of Commercial Registered Office Provider			County
c/o C T Corporation System				Bucks

☐        The surviving corporation/limited partnership is a qualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of                                      and the (a) address of its current registered office in this Commonwealth of (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and street	City	State	Zip	County
(b) Name of Commercial Registered Office Provider				County
c/o

☐        The surviving corporation/limited partnership is a nonqualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of                                and the address of its principal office under the laws of such domiciliary jurisdiction is:

Number and street	City	State	Zip

3.         The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each domestic business/nonprofit corporation/limited partnership and qualified foreign business/nonprofit corporation/limited partnership which is a party to the plan of merger are as follows:

Name	Registered Office Address	Commercial Registered Office Provider	County
M. J. Mullane Company, Inc. Non-Qualified

4. Check, and if appropriate complete, one of the following:

☐ The plan of merger shall be effective upon filing these Articles/Certificate of merger in the Department of State.

☒ The plan of merger shall be effective on:	December 31, 2010	at	11:45p.m. EST.
	Date		Hour

5. The manner in which the plan of merger was adopted by each domestic corporation/limited partnership is as follows:

Name	Manner of Adoption
Berger Building Products, Inc.	Adopted by action of the board of directors of the corporation pursuant to 15 Pa. C. S.

Section 1924(b)(2)

6.                          Strike out this paragraph if no foreign corporation/limited partnership is a party to the merger.
The plan was authorized, adopted or approved, as the case may be, by the foreign business/nonprofit corporation/limited partnership (or each of the foreign business/nonprofit corporations/limited partnerships) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated/organized.

7.             Check, and if appropriated complete, one of the following:

☐            The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

☒                     Pursuant to 15 Pa.C.S. § 1901/§ 8547(b) (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative provisions of the Articles of Incorporation/Certificate of Limited Partnership of the surviving corporation/limited partnership as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a party hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation/limited partnership, the address of which is.

805 Pennsylvania Blvd.	Feasterville, PA		19053	Bucks
Number and street	City	State	Zip	County

IN TESTIMONY WHEREOF, the undersigned corporation/limited partnership has caused these Article/Certificate of Merger to be signed by a duly authorised officer thereoff this

22nd day of December, 2010.

Berger Building Products, Inc.
Name of Corporation/Limited Partnership

/s/ Mitchell B. Lewis
Signature

Chief Executive Officer
Title

M. J. Mullane Company, Inc.
Name of Corporation/Limited Partnership

/s/ R. Scott Vansant
Signature

CFO + Secretary
Title